Exhibit 99.1

BankAtlantic Bancorp and BankAtlantic

Enter Into Agreements with the OTS

FORT LAUDERDALE, FL – February 24, 2011 — BankAtlantic Bancorp (NYSE: BBX) announced today that the Company and its principal operating subsidiary, BankAtlantic, have entered into agreements with the Office of Thrift Supervision (the “OTS”), their primary regulator, to continue taking actions to strengthen their financial condition and operations. Each agreement, known as a Stipulation and Consent to the issuance of an Order to Cease and Desist (the “Order”) is a formal action by the OTS requiring corrective measures in a number of areas. No fines or penalties were imposed in connection with the Orders.

“In light of the economic climate, more than 70 banks in Florida and hundreds nationally have been asked by regulators to sign supervisory and enforcement agreements,” said Alan B. Levan, BankAtlantic Bancorp’s Chairman and Chief Executive Officer. “We have been working closely with our regulators since the start of this economic recession to increase capital, reduce higher risk and non performing loans, return to profitability and continue safe and sound banking practices. These agreements formalize steps that we believe are already underway and many have already been fully implemented.

“BankAtlantic is required, among other things, to increase capital, reduce its classified assets, update its business plans, and limit brokered deposits and asset growth. Further, BankAtlantic will generally be restricted from making new commercial real estate loans.

“As we discussed in our earnings release on February 11, 2011, our annual pre-tax core operating earnings (“Core Earnings”) (1) have remained steady at $45 million to $50 million since 2007. However, losses related to impairments and write downs on our real estate lending activities have resulted in net losses for the last four years.

“As one of Florida’s largest community banks, our operations and results were especially

(1)

Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, and impairments, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

affected as Florida was one of the leading states in the country in the devaluation of real estate. According to Zillow.com’s fourth quarter housing report, ‘Values of South Florida single family homes and condominiums have reduced roughly 55% since 2006.’

“Most of the action steps enumerated in the agreement have been commenced or completed at this time. We put many of these controls in place as far back as 2007. Furthermore, we don’t rely on brokered deposits or have plans to increase our asset size. We see no meaningful impediment to our expected operations and anticipate Core Earnings will continue to remain steady.

“With regard to capital, despite the reported losses and challenges of the recession, our capital ratios have remained relatively stable over the past four years – the result of a variety of strategies including capital raises, core earnings focus and reduction and sale of assets. At December 31, 2010, BankAtlantic’s regulatory capital ratios were Tier 1/Core of 6.22%, Tier 1 Risk Based of 9.68% and Total Risk Based capital of 11.72%.

“In addition, we anticipate a net gain upon consummation of the previously announced Tampa branch sale to PNC Financial Services which is currently estimated to add over 130 basis points (1.30%) to our regulatory capital ratios. We believe the remaining capital requirements will be manageable.

“To highlight some of the accomplishments of BankAtlantic over the last four years, we note the following excerpts from BankAtlantic Bancorp’s February 2011 press release regarding financial results for the period ended December 31, 2010:

Highlights of the BankAtlantic Operating Segment

“In 2007, BankAtlantic was among the first in the country to recognize cracks in the real estate economy and the potential havoc it could create. At that time, we disclosed both internally and externally that our focus would be on Capital, Credit and Core Earnings. While the period from the third quarter 2007 through year end 2010 has been extremely difficult, BankAtlantic’s accomplishments should not be overlooked when comparing year end 2007 to year end 2010:

•	Tier 1/Core Capital ratios remained stable from 6.94% at December 31, 2007 to 6.22% at December 31, 2010.

•	Core Earnings held firm from $51 million for the full year 2007 to $47 million for the full year 2010.

•	Core deposits (2) increased from $2.3 billion at December 31, 2007 to $2.8 billion at December 31, 2010.

•	Total cost of deposits decreased from 2.15% in the fourth quarter of 2007 to 0.47% in the fourth quarter of 2010.

•	Brokered deposits have never been a core funding source, totaling $14.7 million or 0.2% of total assets at December 31, 2007 and $14.1 million or 0.3% of total assets at December 31, 2010.

•	Net interest margin was 3.62% for the year ended December 31, 2007 and 3.55% for the year ended December 31, 2010.

•

Available liquidity, which includes cash, free securities and unused Federal Funds and/or FHLB borrowing capacity, increased from 35.9% of deposits at December 31, 2007 to 37.7% at December 31, 2010. Cash and free securities balances increased from 12.7% of deposits at December 31, 2007 to 22.0% of deposits at December 31, 2010.

•

Leverage decreased from $1.6 billion at December 31, 2007 to $226 million at December 31, 2010. The ratio of borrowings as a percentage of total borrowings and deposits declined from 28.7% at December 31, 2007 to only 5.5% at December 31, 2010.

•	Non-interest expense decreased from $314 million at December 31, 2007 to $236 million at December 31, 2010.

•	The allowance for loan losses to total loans increased from 2.04% at December 31, 2007 to 5.08% at December 31, 2010.

•	During 2010, BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™.

(2)

Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Fourth Quarter and Full Year, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

BANKATLANTIC PERFORMANCE

CAPITAL:

“Despite the reported losses and the challenges of the recession, our capital ratios have remained relatively stable over the last four years. We have achieved this through a variety of strategies including capital raises, core earnings focus, and the reduction and sale of assets.

BankAtlantic’s capital ratios have been:

	12/2006	12/2007	12/2008	12/2009	12/2010
Tier 1/Core	7.55%	6.94%	6.80%	7.58%	6.22%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%	9.68%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	11.72%

“In addition, we anticipate recording a net gain on the Tampa branch sale transaction which, combined with the reduction in assets from the sale and based on current deposit levels and financial statements, is estimated to add over 130 basis points (1.30%) to our regulatory capital ratios (anticipated to close June 2011, subject to regulatory approvals and customary conditions).

CREDIT:

“While no section of the country has been immune to the effect of the recession, Florida has been especially hard hit as real estate values declined significantly and unemployment levels rose. However, when we compare 2010 to 2009, we are encouraged with recent credit trends and we continue to believe that we may have seen the peak of our impairments, provisions and delinquencies.

•	“Delinquencies excluding non-accrual loans were 1.20% of loans at December 31, 2010 as compared to 1.91% at December 31, 2009.

•

“BankAtlantic’s allowance for loan losses was $161.3 million at December 31, 2010. The allowance coverage to total loans increased to 5.08% at December 31, 2010 compared to 4.53% at December 31, 2009.”

Customer deposits remain fully covered by FDIC insurance to up to $250,000 per depositor. In addition, all funds in a noninterest-bearing transaction account are insured in full by the

Federal Deposit Insurance Corporation through December 31, 2012. This unlimited coverage is in addition to, and separate from, the coverage of $250,000 available to depositors under the FDIC’s general deposit insurance rules.

For further information, including a copy of the Orders to Cease and Desist, see the Form 8-K filed by BankAtlantic Bancorp with the SEC on February 25, 2011. To view BankAtlantic Bancorp’s entire February 2011 press release regarding financial results for the period ended December 31, 2010, see the Form 8-K filed by BankAtlantic Bancorp with the SEC on February 15, 2011.

About BankAtlantic Bancorp: BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

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BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383

Email: CorpComm@BankAtlanticBancorp.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, our regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, Residential loans and Consumer loans, and conditions specifically in those market sectors; the quality of our Commercial business loans and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses especially if the economy and real estate markets in Florida do not improve; the impact of regulatory proceedings and litigation regarding overdraft fees; risks associated with maintaining compliance with the Orders, including risks that compliance will adversely impact operations, consequences of failing to comply with regulatory mandates and the imposition of additional regulatory requirements and/or fines; that the securities class action litigation verdict may not be overturned; the uncertain impact of legal proceedings on our financial condition or operations; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, our ability to raise capital; the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; the sale of our Tampa operations may not be completed as announced or at all and may not have the positive financial impact currently anticipated; our expense reduction initiatives may not be successful and additional cost savings may not be achieved; we may raise additional capital and such capital may be highly dilutive to BankAtlantic Bancorp’s shareholders or may not be available; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not be indicative of future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive. Furthermore, BankAtlantic received the highest numerical score among retail banks in Florida in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Study based on 47,673 total responses measuring 9 providers in Florida and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.